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                                 AMENDMENT NO. 2

         This AMENDMENT NO. 2 ("Amendment 2") dated as of the 6th day of June, 2001 amends a certain employment agreement dated June 5, 2000 by and between CD&L, Inc. (the "Company") and Albert W. Van Ness, Jr. (the "Executive").

                               W I T NE S S E T H:

         WHEREAS, the Company and the Executive amended the employment agreement by an Amendatory Agreement dated on or about March 16, 2001 (hereinafter collectively referred to as the "Employment Agreement"); and

         WHEREAS, the Company and the Executive wish to further amend the Employment Agreement in the manner set forth herein;

         NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

         1. Capitalized terms used herein but not defined herein shall have the meaning ascribed in the Employment Agreement.

         2. Section 3(a) of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

            (a) During the Term, the Executive shall have the position of Chairman and Chief Executive Officer of the Company and/or such other title or titles as may be agreed between the Executive and the Company. The Executive shall perform such duties and responsibilities as may reasonably be assigned to him by the Board from time to time consistent with his position, and in the absence of such assignment, such duties as are customary and commensurate with such position.

         3. Section 4(a) of the Employment Agreement is hereby deleted in its entirety and replaced with the following:


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            (a) As compensation for all services rendered by the Executive pursuant to Section 3 above, the Company shall pay the Executive, in accordance with its normal payroll periods and practices, base salary compensation during the Term at an annual rate of $300,000 per annum ("Base Salary"). Without limiting the foregoing provision, for the third year of the Term, the Compensation Committee of the Board (the "Compensation Committee") will review Executive's annual Base Salary, in light of the actual and expected growth of the Company, for the purpose of evaluating an increase in Executive's annual Base Salary in addition to the scheduled increase herein.

         4. Section 4(b) of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

            "(b) During the Term, the Company shall, in accordance with the Company's executive bonus program, pay the Executive, in addition to Base Salary, a bonus for each fiscal year of the Company which is calculated as a percentage of Base Salary earned during the bonus measurement period, based on the business plan approved by the Board, hereinafter referred to as the "Target". The bonus will range, as provided in the executive bonus program, in increments from 0% of Base Salary if the Target is missed by 10% or more, to 60% of Base Salary if the Target is reached but not exceeded, and to 100% of Base Salary if the Target is exceeded by 10% or more.

            In no event shall the Executive's annual bonus exceed 100% of the Executive's Base Salary for such year."

         5. Sections 4(e) and 4(f) of the Employment Agreement are hereby deleted in their entirety and replaced with the following:

            (e) As a result of the sale of Sureway Air Traffic Corporation, the Executive shall be paid an extraordinary bonus of $125,000 in recognition of the improvement of the Company's liquidity and bank covenant concerns.


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         6. Except as amended herein, the Employment Agreement shall continue in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2 as of the day and year first above written.

                                    CD&L, INC.

                                    By:   Marilu Marshall
                                          --------------------------------------

                                    Name:
                                          --------------------------------------

                                    Title:  Chairman, Compensation Committee of
                                             the Board of Directors

                                    --------------------------------------------
                                             Albert W. Van Ness, Jr.

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